                                                           EXHIBIT 21


                              LIST OF SUBSIDIARIES

                              Domestic Subsidiaries
                              ---------------------

                                                              State of
Name                                                          Incorporation
----                                                          -------------

A-C Compressor Corporation                                    Delaware
Belvac Production Machinery, Inc.                             Delaware
Chief Automotive Management Systems Inc.                      Delaware
Chief Automotive Systems, Inc.                                Delaware
Delaware Capital Formation, Inc.                              Delaware
Delaware Capital Holdings, Inc.                               Delaware
DovaTech Inc.                                                 Delaware
Dover Diversified, Inc.                                       Delaware
Dover Elevator Company                                        Delaware
Dover Elevator International, Inc.                            Delaware
Dover Elevator Systems, Inc.                                  Delaware
Dover Europe Corporation                                      Delaware
Dover Exports, Ltd.                                           Barbados
Dover Holdings de Mexico SA DE CV                             Mexico
Dover Industries, Inc.                                        Delaware
Dover Resources, Inc.                                         Delaware
Dover Technology International, Inc.                          Delaware
Dow-Key Microwave, Inc.                                       Delaware
Duncan Industries Parking Control Systems Corp.               Delaware
Everett Charles Technologies                                  Delaware
General Elevator Company, Incorporated                        Maryland
GFS Manufacturing, Inc.                                       Delaware
Hasstech, Inc.                                                Delaware
Hill-Phoenix, Inc.                                            Delaware
Hydro Systems Company                                         Delaware
K&L Microwave, Inc.                                           Delaware
Light Machines Corporation                                    New Hampshire
Marathon Equipment Company                                    Delaware
Mark Andy, Inc.                                               Missouri
Miami Elevator Company                                        Delaware
Midland Manufacturing, Inc.                                   Delaware
Novacap, Inc.                                                 Delaware
Pathway Bellows, Inc.                                         Delaware
Petro Vend, Inc.                                              Delaware
Phoenix Refrigeration Systems, Inc.                           Georgia
PRC Corporation                                               New Jersey
Randell Manufacturing, Inc.                                   Delaware
Randell Refrigeration, Inc.                                   Delaware
Randell Warehouse of Arizona, Inc.                            Delaware
Refrigeration Systems, Inc.                                   Delaware
Revod Corporation                                             Delaware
Robohand, Inc.                                                Delaware
Security Elevator Company                                     Delaware

Sound Elevator Company                                        Delaware
Stark Manufacturing, Inc.                                     Delaware
Texas Hydraulics, Inc.                                        Delaware
The Heil Company                                              Delaware
The Wittemann Company, Inc.                                   Delaware
Thermal Equipment Corporation                                 California
Tipper Tie, Inc.                                              Delaware
TNI, Inc.                                                     Delaware
Tranter, Inc.                                                 Michigan
Tulsa Winch, Inc.                                             Delaware
Universal Instruments Corporation                             Delaware
Vectron Laboratories, Inc.                                    Delaware
Vectron Technologies, Inc.                                    Delaware
Waukesha Bearings Corp.                                       Wisconsin
Weldcraft Products, Inc.                                      Delaware

                             Foreign Subsidiaries
                             --------------------


Name                                                       Jurisdiction
----                                                       ------------
A-C Compressor Canada                                      Canada
Allgemeine Aufzugswartung GmbH                             Germany
Chief Automotive Limited                                   United Kingdom
Chief Automotive Systems Canada, Inc.                      Canada
De-Sta-Co (Asia) Company, Limited                          Thailand
De-Sta-Co Metallerzeugnisse  GmbH                          Germany
DEK GmbH                                                   Germany
DEK Printing Machines Ltd.                                 United Kingdom
Dover Corporation (Canada) Limited                         Canada
Dover Europe Aufzug GmbH                                   Germany
Dover Exports, Ltd.                                        Barbados
Dover France Holdings SARL                                 France
Dover International, B.V.                                  Netherlands
Dover UK Finance Limited                                   United Kingdom
Dover UK Finance Services Limited                          United Kingdom
Dover UK Holdings Limited                                  United Kingdom
DTI-ARB, Inc.                                              Canada
Grapas Nacionales de Mexico C.V. de S.A.                   Mexico
Heat Transfer Technology S.A. (HTT)                        Switzerland
Imaje, S.A.                                                France
Langbein & Englebracht, GmbH                               Germany
Luther & Maezler, GmbH                                     Germany
Marte S. R. L.                                             Italy
Petro Vend Europe Inc.                                     United Kingdom
Petro Vend of Canada, Inc.                                 Canada
Petro Vend, Inc.                                           Poland
ReHeat N.V.                                                Belgium
Sincotron - Nordic                                         Sweden
Soltec Group B.V.                                          Netherlands
Soltec International, B.V.                                 Netherlands
Swep A.G.                                                  Switzerland
Technopack ewald hagedoen Nederland b.v                    Netherlands
Tipper Tie-Technopack GmbH                                 Germany
Unibras A.G.                                               Switzerland

Universal Hong Kong                                        Hong Kong
Universal Instruments (Electronics) Ltd.                   United Kingdom
Universal Instruments (Malaysia) Sdn Bhd                   Malaysia
Universal Instruments Corporation
   (Singapore) Pte. Ltd.                                   Singapore
Universal Instruments GmbH                                 Germany
Universal Instruments Korea Limited                        Korea
Universal Instruments S.a.r.l.                             France
Universal Electronics Systems                              Taiwan
Universal Instruments de Mexico                            Mexico
Universal Instruments Corp. Svenska                        Sweden
Universal Instruments Nordic AS                            Norway